As filed with the Securities and Exchange Commission on August 10, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SURF AIR MOBILITY INC.

(Exact name of Registrant as specified in its charter)

Delaware	36-5025592
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12111 Crenshaw Blvd.

Hawthorne, CA 90250

(424) 332-5480

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Deanna White

Surf Air Mobility Inc.

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(424) 332-5480

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Ron Ben-Bassat, Esq. Eric Victorson, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10020 Telephone: (212) 660-5000	Douglas Sugimoto General Counsel Surf Air Mobility Inc. 12111 Crenshaw Blvd. Hawthorne, CA 90250 (424) 332-5480

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 10, 2026.

Surf Air Mobility Inc.

Up to 1,327,941 Shares of Common Stock

This prospectus relates to the registration of the resale by our stockholders identified in this prospectus (the “Selling Stockholders”) of: (i) up to 710,294 shares of our common stock, par value $0.0001 per share (the “shares of common stock”), issuable upon the exercise of tranche A warrants to purchase shares of common stock (the “Tranche A Warrants”) and (ii) 617,647 shares of common stock issuable upon the exercise of tranche B warrants to purchase shares of common stock (the “Tranche B Warrants”, and together with the Tranche A Warrants, the “Warrants”). The shares of common stock underlying the Warrants are referred to herein as the “Warrants Shares”.

On June 30, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional collateral agent and certain purchaser parties thereto (the “Purchasers”), pursuant to which the Purchasers purchased the Warrants and certain senior secured debentures. The Tranche A Warrants and the Tranche B Warrants are immediately exercisable as of their issuance date for a term of five (5) years, until June 30, 2031, with an exercise price of $1.2555 and $1.6740 per share of common stock, respectively.

This prospectus describes the general manner in which the Warrants Shares may be offered and sold by the Selling Stockholders. If necessary, the specific manner in which the Warrants Shares may be offered and sold will be described in a prospectus supplement to this prospectus. No shares of common stock are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Warrants Shares by the Selling Stockholders, however we will receive cash proceeds equal to the total exercise price of the Warrants. See “Use of Proceeds”. The Selling Stockholders may sell all or a portion of the Warrants Shares from time to time in market transactions through any market on which our shares of common stock are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution”.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “SRFM.” On August 7, 2026, the last sale price of our common stock as reported on the NYSE was $0.863 per share. There is no established market for the Warrants and we do not intend to list the Warrants on any securities exchange or other nationally recognized trading system.

We are an “emerging growth company” and a “smaller reporting company,” each as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are therefore eligible to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an “emerging growth company”. See the sections entitled “Implications of Being an Emerging Growth Company” and “Implications of Being a Smaller Reporting Company.”

An investment in our securities involves risks. You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest.

Please read “Risk Factors” beginning on page 6 of this prospectus and in our annual report on Form 10-K for the fiscal year ended December 31, 2025, which was filed on March 12, 2026, as amended on April 30, 2026 (the “2025 Annual Report”), for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026.

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, nor the Selling Stockholders, have authorized anyone to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer of solicitation of an offer in such jurisdiction. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, and results of operations may have changed since that date.

For investors outside the United States: Neither we nor the Selling Stockholders have done, and have not agreed to do, anything that would permit the use of or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and observe any restrictions relating to, the offering and to the distribution of this prospectus outside of the United States. In this prospectus, unless otherwise indicated, all references to "we", “us”, “our” and the “Company” refers to Surf Air Mobility Inc. and its subsidiaries.

Our Amended and Restated Bylaws and our Amended and Restated Certificate of Incorporation provide that the persons or entities who are not citizens of the United States (“Non-Citizens”), shall not, in the aggregate, own and or control more than 25.0% of our total voting interest. If Non-Citizens own (beneficially or of record) more than 25.0% of the total voting interest of our common stock, only permitted Non-Citizen holders consisting of Kuzari Investor 94647 LLC and our co-founders, Sudhin Shahani and Liam Fayed, and their respective affiliates (collectively, the “Permitted Holders”) will be entitled to vote. The voting rights of the Permitted Holders will be reduced pro rata if their combined ownership percentage exceeds 25.0%. Accordingly, if you are not a citizen of the United States as defined in 49 U.S.C. § 40102(a)(15) and as interpreted by the U.S. Department of Transportation, any shares of common stock that you purchase will be subject to voting restrictions as described above and your voting rights may be subject to automatic suspension. In addition to the voting restrictions described above, our Amended and Restated Bylaws provide that Non-Citizens who are residents of countries that are not party to “open-skies” agreements with the United States (“NOS Non-Citizens”) shall not, in the aggregate, own more than 25.0% of the total number of our outstanding equity securities, and that all Non-Citizens (including any NOS Non-Citizens) shall not, in the aggregate, own more than 49.0% of the total number of our outstanding equity securities. See “Risk Factors — Risks Related to Our Operating as a Public Company — Our Amended and Restated Bylaws and our Amended and Restated Certificate of Incorporation limit voting rights of certain foreign persons” in our 2025 Annual Report.

All dollar amounts refer to U.S. dollars, unless otherwise stated.

i

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Stockholders identified in this prospectus may offer from time to time up to 1,327,941 Warrant Shares. If necessary, the specific manner in which the Warrant Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

ABOUT SURF AIR MOBILITY INC.

Overview of our Business

We are a regional air mobility platform that aims to transform regional flying. We currently operate one of the largest commuter airlines in the United States by scheduled departures as well as an expanding on-demand charter marketplace for passengers in the U.S. and globally. Our operations provide scale, distribution and real-world operating data to validate and, eventually, deploy the software and technology offerings we are currently developing to support the modernization of air operations and the adoption of next-generation aircraft.

Our Air Mobility business is an established regional air mobility platform providing scheduled service and an on-demand charter marketplace to passengers in the U.S. and globally. Current initiatives surrounding our Air Technology business seek to drive an innovative platform developing a proprietary, AI-enhanced aviation software operating system as well as technology and services to enable electrification across the regional air mobility sector.

We were incorporated in 2021 and became the ultimate parent of both Surf Air Global Limited (“Surf Air”) and Southern Airways Corporation (“Southern”) in July 2023 following our public listing on the NYSE. During 2025, our combined network served over 300,000 passengers with approximately 62,000 scheduled departures. We expect the combination of our legacy networks will continue to provide the basis for our expanded, nationwide regional air mobility platform.

Our predecessor company, Surf Air, was formed in 2016 and prior to its reorganization into us, it was aimed to expand the category of regional air travel, connecting underutilized regional airports and private terminals to create a “shared private” customer experience and a high frequency “commercial-like” air service, using small turboprop aircraft. Surf Air provided both scheduled routes and on-demand charter flights operated by third parties that operate under Part 135 of Title 14 of the U.S. Code of Federal Regulations (“Part 135”). Surf Air drove the early stages of development of our current efforts to develop electrified powertrain technology, including the establishment of relationships with key commercial partners who, as a group, we believe can deliver novel hardware and software solutions that can make electrified flight possible for operators across the Part 135 industry, starting with our owned and operated fleet.

Operating Environment

Since 2020, we have been incurring expenses to support the development of the technology of our digital platform with the aim of enabling the regional air mobility market to operate at scale and to enhance the user’s ability to make informed decisions based on multiple first and third-party data sources as well as connected aircraft, and we expect these development expenses to continue to be incurred. Additionally, we are developing fully-electric and hybrid-electric powertrain technologies with our commercial partners to electrify existing fleets and new aircraft. As a result, we expect to incur significant costs in the future to support the development of this technology.

In addition to incremental costs incurred in the execution of our near and long-term business strategy, we have experienced inflationary pressures, which have materially increased our costs for aircraft fuel, wages and benefits and other goods and services critical to our operations during 2024 and 2025 and believe perceived recessionary risks have impacted our 2026 results. For example, perceived recessionary risks, as a result of tariff or trade uncertainty or otherwise, as well as shifting travel patterns, may cause companies and individuals to reduce travel for either professional or personal reasons, and drive higher prices in the supply chain we rely upon. In addition, we have incurred greater than expected losses and negative cash flows from operating activities due to inefficient aircraft utilization, primarily caused by an underutilization of pilots and a shortage of maintenance personnel and critical aircraft components, which, in aggregate, have challenged our ability to serve our customers as desired and, in turn, cover expenses, specifically related to its scheduled service offerings.

As such, the extent to which global events and market inflationary impacts will affect our financial condition, liquidity and future results of operations is uncertain. Given the uncertainty regarding the length, and intensity, of these factors, we cannot reasonably estimate their impact on our future results of operations, cash flows or financial condition. We continue to actively monitor our financial condition, liquidity, operations, suppliers, industry and workforce. As we do not currently, and do not intend in the foreseeable future to, enter into any transactions to hedge fuel costs, or otherwise fix labor costs, we will continue to be fully exposed to fluctuations in prices of material operating costs.

During January 2025, we utilized an abundance of caution and voluntarily cancelled a significant number of scheduled flights due to maintenance concerns. We took actions to mitigate these concerns and returned our operations to full schedule during the first quarter of 2025. The most significant financial impacts of these cancellations were lost revenues, lost operating income, decreased operating cash flows, and unplanned maintenance costs.

Following the passage of the FAA Reauthorization Act of 2024, and resulting changes to the administration of the Essential Air Service Program, we have been subject to increased competition for certain subsidized routes. As a result, we expect to face increased and continued competition when bidding for or renewing Essential Air Service contracts, which could impact our ability to retain existing routes or the level of subsidy associated with those routes.

Corporate Information

We were originally founded in 2011 and incorporated in 2021 in Delaware. Our principal executive offices are located at 12111 Crenshaw Blvd., Hawthorne, CA 90250, and our telephone number is (424) 332-5480. Our website address is www.surfair.com. Our common stock is listed on the NYSE under the symbol “SRFM.” Our website address is included as an inactive textual reference only. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

Our logo, the “Surf Air” mark, and our other registered and common law trademarks, service marks, and trade names appearing in this prospectus are the property of Surf Air Mobility Inc. or its affiliates. Other trade names, trademarks, and service marks used in this prospectus are the property of their respective owners.

ABOUT THIS OFFERING

This prospectus relates to the resale by the Selling Stockholders of up to 1,327,941 Warrant Shares, consisting of: (i) up to 710,294 Warrant Shares underlying the Tranche A Warrants; and (ii) up to 617,647 Warrant Shares underlying the Tranche B Warrants. All of the Warrant Shares, when sold, will be sold by the Selling Stockholders. The Selling Stockholders may sell their shares of common stock from time to time at prevailing market prices. We will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholders, however, we will receive cash proceeds equal to the total exercise price of the Warrants.

Shares of Common Stock Offered:	Up to 1,327,941 shares of common stock.

Common Stock Outstanding prior to this Offering:	123,644,243 shares

Use of Proceeds:

We will not receive any proceeds from the sale of the 1,327,941 shares of common stock subject to resale by the Selling Stockholders under this prospectus, however, we will receive cash proceeds equal to the total exercise price of the Warrants.

We intend to use the proceeds from the exercise of the Warrants, if any, for general corporate purposes.

Risk Factors:

An investment in the shares of common stock offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” Section and other information in this prospectus, “Item 1.A. – Risk Factors” in our 2025 Annual Report and “Item 1.A – Risk Factors” in our quarterly report on Form 10-Q for the period ended June 30, 2026, for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

NYSE Symbol:	SRFM

The number of outstanding shares of common stock after this offering as shown above assumes that all the shares of common stock offered hereby are sold and is based on 123,644,243 shares of common stock outstanding as of August 7, 2026 and excludes the following:

•
2,306,824 shares of common stock issuable upon exercise of stock options outstanding as of August 7, 2026, pursuant to the Surf Air Global Limited 2016 Equity Incentive Plan (the “2016 Plan”) and the Surf Air Mobility Inc. 2023 Equity Incentive Plan (the “2023 Plan”), with a weighted average exercise price of $8.08 per share;
•
2,017507 shares of common stock underlying restricted stock units and performance-based restricted stock units outstanding as of August 7, 2026, pursuant to the 2016 Plan and the 2023 Plan;
•
12,491,766 shares of common stock issuable upon exercise of common stock warrants outstanding as of August 7, 2026, with a weighted average exercise price of $2.50 per share;
•
747 shares of common stock issuable upon exercise of preferred share warrants outstanding as of August 7, 2026, with a weighted average exercise price of $267.61 per share;
•
16,615,463 shares of common stock issuable upon the conversion of that certain New Convertible Note issued to a certain institutional investor on July 1, 2026; and
•
228,570 shares of common stock reserved for issuance under the 2023 Plan and the Surf Air Mobility Inc. Employee Stock Purchase Plan.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors incorporated by reference herein from our 2025 Annual Report and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. The risks and uncertainties described incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected.

Risks Related to the Offering and Ownership of our Securities

We may fail to qualify for continued listing on the NYSE, which could make it more difficult for our stockholders to sell their shares.

Our common stock is listed on the NYSE under the symbol “SRFM.” We are required to satisfy the continued listing requirements of the NYSE to maintain such listing, including, among other things, the maintenance of a certain market capitalization and average closing price of our common stock.

On July 24, 2026, we received formal notice from the NYSE indicating that we were not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of our common stock was less than $1.00 over a consecutive 30 trading-day period. We subsequently notified the NYSE of our intent to regain compliance with the requirements of Section 802.01C. We can regain compliance at any time within the six-month period following receipt of the notice if, on the last trading day of any calendar month during this cure period (or the last trading day of this cure period), we will have a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the prior 30 trading-day period.

There can be no assurance that we will be able to regain and maintain compliance with the NYSE’s continued listing requirements. In the event that we do not regain and maintain compliance with the NYSE continued listing standards, we and our stockholders could face significant material adverse consequences, including:

•
being delisted from the NYSE;
•
being in violation of restrictive covenants in our debt agreements;
•
a limited availability of market quotations for our common stock;
•
an adverse effect on the market price of our common stock;
•
loss of confidence from stakeholders, employees and potential business partners;
•
reduced liquidity with respect to our common stock;
•
a determination that our shares are a “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules, and which may limit demand for our common stock among certain investors;
•
a limited amount, or complete absence, of news and analyst coverage for our company; and
•
a decreased ability, or inability, to issue additional securities or obtain additional financing in the future.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus may be forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate”, “plan”, “project”, “forecast”, “intend”, “will”, “expect”, “anticipate”, “believe”, “seek”, “target”, “designed to” or other similar expressions that predict or indicate future events or trends, although the absence of these words does not mean that a statement is not forward-looking. We caution readers of this prospectus that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, potential benefits and the commercial attractiveness to our customers of our products and services and the dependence on third-party partnerships in the development of fully-electric and hybrid-electric powertrains and the potential success of our marketing and expansion strategies. These statements are based on various assumptions, whether or not identified in this prospectus, and on the current expectations of our management and are not predictions of actual results and outcomes. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied upon by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including:

•
our future ability to pay contractual obligations, pay excise taxes, including resolving our tax liens and liquidity, which will depend on operating performance, cash flow and ability to secure adequate financing;
•
our ability to meet the requirements of our term loan credit facility or other debt obligations;
•
our limited operating history and the powertrain technology we plan to develop or deploy does not yet exist and remains subject to approval by regulators;
•
the impact of changes in the U.S. or foreign trade policies, including the imposition of tariffs and other protectionist trade measures, and other factors beyond our control;
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our ability to maintain and strengthen our brand and our reputation as a regional airline;
•
any accidents or incidents involving aircraft including those involving fully-electric or hybrid-electric powertrains;
•
our ability to accurately forecast demand for products and manage product inventory in an effective and efficient manner;
•
the dependence on third-party partners and suppliers for the components and collaboration in our development of software technology platforms, fully-electric and hybrid-electric powertrains, and other products and services, and any interruptions, disagreements or delays with those partners and suppliers;
•
our ability to execute business objectives and growth strategies successfully or sustain our growth;
•
risks from the integration of business acquisitions that could adversely affect our business, divert the attention of management, and dilute shareholder value;
•
increased costs as a result of operating as a public company, and the requirement that management devote substantial time to comply with our public company responsibilities and corporate governance practices;
•
the ability of our customers and potential customers to pay for our services;
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our ability to obtain additional financing or access the capital markets to fund our ongoing operations on acceptable terms and conditions;
•
whether Essential Air Service (“EAS”) funding will continue without interruption or appropriations will be made on a timely basis and also whether the U.S. Department of Transportation will restore and fund EAS obligations retroactively;
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the outcome of any legal proceedings that might be instituted against us; and
•
risks associated with our ability to comply with applicable laws, government regulations and rules and standards of the NYSE as well as with changes in applicable laws or regulations, and the impact of the regulatory environment.

In addition, statements that “we believe” and similar statements in this prospectus supplement or incorporated by reference herein reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus and the date of any document incorporated by reference. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

All forward-looking statements included herein attributable to us or any person acting on any party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

USE OF PROCEEDS

The Selling Stockholders may, or may not, elect to sell shares of our common stock covered by this prospectus. We will not receive any proceeds from the sale of any shares of common stock by the Selling Stockholders. However, we will receive cash proceeds equal to the total exercise price of the Warrants. We intend to use the proceeds from the exercise of the Warrants, if any, for general corporate purposes. The Selling Stockholders will receive all of the net proceeds from the sale of any shares of common stock under this prospectus. The Selling Stockholders will pay any underwriting, broker-dealer or agent discounts, concessions and commissions and expenses incurred by the Selling Stockholders for accounting, tax, and legal services and any other expenses incurred by the Selling Stockholders in disposing of the shares of common stock, unless otherwise agreed to by us. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus. See the section entitled “Selling Stockholders.”

Selling StockholderS

The shares of common stock being offered by the Selling Stockholders are the Warrant Shares issuable to the Selling Stockholders upon exercise of the Tranche A Warrants and the Tranche B Warrants. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the Warrants and the Warrant Shares, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the Tranche A Warrants, the Tranche B Warrants and the Warrant Shares, as of August 7, 2026, assuming exercise of the Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercise.

The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of the registration rights agreement dated as of June 30, 2026 with the Selling Stockholders (the “Registration Rights Agreement”), this prospectus generally covers the resale of the maximum number of Warrant Shares issuable upon exercise of the Tranche A Warrants and Tranche B Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC and as of the trading day immediately preceding the applicable date of determination, subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on exercise of the Warrants. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus.

Under the terms of the Warrants, a selling stockholder may not exercise the Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

	Number of Shares of Common Stock Beneficially Owned Prior to this Offering (Including Warrant Shares Issuable Upon Exercise of Tranche A Warrants and Tranche B Warrants) (1)		Maximum Number of Warrant Shares to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering
Name of Selling Stockholder	Shares	%		Shares (1)(2)	%(1)(2)
JGB Partners L.P.(3)	1,019,416	*	1,019,416	—	—
JGB Capital Offshore Ltd.(4)	282,598	*	282,598	—	—
JGB Capital L.P.(5)	25,927	*	25,927	—	—

* Less than 1%

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to warrants currently exercisable, or exercisable within 60 days of August 7, 2026, are counted as outstanding for computing the percentage of the Selling Stockholder holding such warrants but are not counted as outstanding for computing the percentage of any other Selling

Stockholder. Notwithstanding the foregoing, certain Selling Stockholders may not have voting or investment power over such shares, and therefore may not beneficially own such shares, due to their inability to exercise warrants as a result of certain contractual beneficial ownership limitations contained therein.

(2) Assumes all of the Warrant Shares offered are sold. Percentage ownership is based on 123,644,243 shares of common stock issued and outstanding on August 7, 2026.

(3) Consists of an aggregate of 1,019,416 shares of common stock issuable upon exercise of 545,269 Tranche A Warrants and 474,147 Tranche B Warrants.

(4) Consists of an aggregate of 282,598 shares of common stock issuable upon exercise of 151,157 Tranche A Warrants and 131,441 Tranche B Warrants.

(5) Consists of an aggregate of 25,927 shares of common stock issuable upon exercise of 13,868 Tranche A Warrants and 12,059 Tranche B Warrants.

We may require the Selling Stockholders to suspend the sales of the Warrant Shares offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Information concerning additional Selling Stockholders not identified in this prospectus will be set forth in prospectus supplements from time to time, if and as required. Information concerning the Selling Stockholders may change from time to time and any changed information will be set forth in prospectus supplements if and when necessary.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•
ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;
•
block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;
•
an exchange distribution in accordance with the rules of the applicable exchange;
•
privately negotiated transactions;
•
settlement of short sales;
•
in transactions through broker‑dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
a combination of any such methods of sale; or
•
any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker‑dealers engaged by the Selling Stockholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

On June 30, 2026, we issued to the Selling Stockholders, pursuant to the Purchase Agreement, (i) Tranche A Warrants to purchase up to an aggregate of 710,294 shares of our common stock at an exercise price equal to $1.2555 per share and (ii) Tranche B Warrants to purchase up to an aggregate of 617,647 shares of our common stock at an exercise price equal to $1.6740 per share, in each case subject to adjustment as provided in the applicable warrant and with a termination date of June 30, 2031.

LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York, has passed upon the validity of the shares of common stock that may be offered hereby.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available at the website of the SEC referred to below. We also make available free of charge on or through our website, www.surfair.com, our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the shares of common stock offered hereby.

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to our shares of common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

•
Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026, as amended by our Form 10-K/A on April 30, 2026.
•
Our Quarterly Report on Form 10-Q for the period ended March 31, 2026, as filed with the SEC on May 11, 2026.
•
Our Quarterly Report on Form 10-Q for the period ended June 30, 2026, as filed with the SEC on August 10, 2026.
•
Our Current Reports on Form 8-K, as filed with the SEC on April 21, 2026; April 24, 2026; May 22, 2026; June 25, 2026; June 26, 2026; July 1, 2026; July 2, 2026; July 24, 2026; and
•
The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 25, 2023, including any amendments and reports filed for purposes of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the registration statement of which this prospectus forms a part and prior to its effectiveness, and (2) until all of the shares of common stock to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Surf Air Mobility Inc.

12111 Crenshaw Blvd.

Hawthorne, CA 90250

(424) 332-5480

Surf Air Mobility Inc.

Up to 1,327,941 Shares of

Common Stock

__________________

PROSPECTUS

__________________

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with this registration statement and the listing of our common stock, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and may change.

____________________

Amount
SEC registration fee	$152
Printing fees and expenses	10,000
Legal fees and expenses	25,000
Accounting fees and expenses	25,000
Miscellaneous fees and expenses	10,000
Total	$70,152

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

•
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
•
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
•
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
•
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
•
Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
•
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
•
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.
•
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
•
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.
•
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
•
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

The Amended and Restated Certificate of Incorporation provides for indemnification of our directors and officers to the maximum extent permitted by the DGCL, and the Amended and Restated Bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.

In addition, we entered into indemnification agreements with directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify its directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits and Financial Statement Schedules.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Surf Air Mobility Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Description of Document

5.1*	Opinion of Sullivan & Worcester LLP.

10.1	Form of Purchase Agreement (incorporated by reference to Exhibit 10.4 to the company’s Current Report on Form 8-K, filed on July 1, 2026).

10.2	Form of Tranche A and Tranche B Warrants (incorporated by reference to Exhibit 10.6 to the company’s Current Report on Form 8-K, filed on July 1, 2026).

23.1*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Sullivan & Worcester LLP (included as part of Exhibit 5.1).

24.1*	Power of Attorney (contained on signature page hereto).

107*	Filing Fee Table

* Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertake that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hawthorne, California, on August 10, 2026.

SURF AIR MOBILITY INC.

By: /s/ Deanna White
Deanna White
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Deanna White, Oliver Reeves and Douglas Sugimoto, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities (including, without limitation, the capacities listed below), to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below on the date indicated.

Name	Title	Date
/s/ Deanna White	Chief Executive Officer	August 10, 2026
Deanna White	(Principal Executive Officer)
/s/ Oliver Reeves	Chief Financial Officer	August 10, 2026
Oliver Reeves	(Principal Financial Officer and Principal Accounting Officer)
/s/ Sudhin Shahani	Co-Founder and Director	August 10, 2026
Sudhin Shahani
/s/ David Anderman	Director	August 10, 2026
David Anderman
/s/ John D’Agostino	Director	August 10, 2026
John D’Agostino

/s/ Bruce Hack	Director	August 10, 2026
Bruce Hack
/s/ Edward Mady	Director	August 10, 2026
Edward Mady
/s/ Tyler Painter	Director	August 10, 2026
Tyler Painter
/s/ Shawn Pelsinger	Director (Chairman)	August 10, 2026
Shawn Pelsinger